Exhibit 99.1

PAMT CORP

ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR

ENDED DECEMBER 31, 2025

Fourth Quarter 2025 Summary Results

●	Total revenues of $141.3 million
●	Operating loss of $38.1 million; non-GAAP adjusted operating loss of $11.6 million
●	Operating ratio of 127.0%; non-GAAP adjusted operating ratio of 109.4%(1)
●	Diluted loss per share of $1.40; non-GAAP adjusted diluted loss share of $0.45

Twelve months ended December 31, 2025 Summary Results

●	Total revenues of $598.1 million
●	Operating loss of $64.1 million; non-GAAP adjusted operating loss of $37.6 million
●	Operating ratio of 110.7%; non-GAAP adjusted operating ratio of 107.1%(1)
●	Diluted loss per share of $2.48; non-GAAP adjusted diluted loss per share of $1.55

Tontitown, Arkansas, February 13, 2026...... PAMT CORP (NASDAQ: PAMT) (“we” or the “Company”) today reported a consolidated net loss of $29.3 million, or diluted and basic loss per share of $1.40, for the quarter ended December 31, 2025 and a consolidated net loss of $52.6 million, or diluted and basic loss per share of $2.48, for the year ended December 31, 2025. These results compare to a consolidated net loss of $31.6 million, or diluted and basic loss per share of $1.45, for the quarter ended December 31, 2024, and a consolidated net loss of $31.8 million, or diluted and basic loss per share of $1.45, for the year ended December 31, 2024.

The Company increased its auto-liability reserve by approximately $26.5 million during the quarter ended December 31, 2025 reflecting the recognition of a liability associated with a specific claim expected to settle in excess of insurance policy limits. Excluding the negative impact of this reserve increase, adjusted (non-GAAP) net loss for the quarter ended December 31, 2025 was $9.4 million, or adjusted (non-GAAP) diluted loss per share of $0.45 and adjusted (Non-GAAP) net loss for the year ended December 31, 2025 was $32.8 million, or adjusted (non-GAAP) diluted loss per share of $1.55.

In the prior year and quarter ended December 31, 2024, the Company made a change in accounting estimates related to salvage values and useful lives for revenue equipment that increased depreciation by approximately $24.7 million during those periods. In addition, an impairment charge of $6.4 million was recorded during the prior year and quarter ended December 31, 2024 to align the carrying value of revenue equipment to market values of used equipment, which declined throughout 2024. Excluding the negative impact of these one-time charges, adjusted (non-GAAP) net loss for the quarter ended December 31, 2024 was $7.8 million, or adjusted (non-GAAP) diluted loss per share of $0.36 and adjusted (non-GAAP) net loss for the year ended December 31, 2024 was $8.0 million, or adjusted (non-GAAP) diluted loss per share of $0.37.

Consolidated operating revenues decreased 15.1% to $141.3 million for the fourth quarter of 2025 compared to $166.5 million for the fourth quarter of 2024. For the year ended December 31, 2025, consolidated operating revenues decreased 16.3% to $598.1 million compared to $714.6 million for the year ended December 31, 2024.

(1)	Calculation of this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure are included in the schedules accompanying this release.

Liquidity, Capitalization, and Cash Flow

As of December 31, 2025, we had an aggregate of $143.5 million of cash, marketable equity securities, and available liquidity under our line of credit and $210.5 million of stockholders’ equity. Outstanding debt was $333.9 million as of December 31, 2025, which represents an $8.3 million increase from December 31, 2024. This increase in debt was primarily driven by the addition of approximately $107.1 million in revenue equipment during the year, of which we financed $91.9 million, partially offset by regularly scheduled repayments on long-term debt totaling $83.6 million. During 2025, we generated $17.3 million in operating cash flow.

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (“GAAP”), this press release also includes non-GAAP financial measures termed adjusted operating (loss) income, adjusted operating ratio, adjusted net (loss) income and adjusted diluted (loss) earnings per share. The Company defines adjusted operating (loss) income, adjusted operating ratio, adjusted net (loss) income and adjusted diluted (loss) earnings per share as GAAP operating (loss) income, GAAP operating ratio, GAAP net (loss) income and GAAP diluted (loss) earnings per share, respectively, excluding certain significant items that management believes are not indicative of the Company’s ongoing operating performance, including impairment charges, changes in depreciation resulting from revisions to estimates of useful lives and salvage values of revenue equipment, significant auto liability claim developments, and the related tax effects of these items. Management believes that reporting adjusted operating (loss) income, adjusted operating ratio, adjusted net (loss) income and adjusted diluted (loss) earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. Management also believes that adjusted operating ratio is more representative of our operations when excluding the volatility of fuel prices, which we cannot control. In addition, the adjusted results, although not a financial measure under GAAP, may facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of these measures may not be comparable to similarly titled measures of other companies. Adjusted operating (loss) income, adjusted operating ratio, adjusted net (loss) income and adjusted diluted (loss) earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, operating (loss) income, operating ratio, net (loss) income and diluted (loss) earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided tabular reconciliations of GAAP operating (loss) income and operating ratio to adjusted operating (loss) income and adjusted operating ratio, GAAP net (loss) income to adjusted net (loss) income and GAAP diluted (loss) earnings per share to adjusted diluted (loss) earnings per share at the end of this press release.

About PAMT CORP

PAMT CORP is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of recent or future labor or international trade disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors, including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

PAMT CORP and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$123,090	$147,035	$526,545	$629,015
Fuel surcharge	18,227	19,495	71,511	85,631
Operating Revenue	141,317	166,530	598,056	714,646

Operating expenses and costs:
Salaries, wages and benefits	38,964	41,933	160,306	174,491
Operating supplies and expenses	29,639	31,973	119,168	136,975
Rent and purchased transportation	58,227	68,182	247,578	289,393
Depreciation	19,179	43,883	83,298	99,264
Impairment Loss	-	6,406	-	6,406
Insurance and claims	31,785	4,642	46,780	19,778
Other	5,656	6,328	20,462	24,338
(Gain) loss on disposition of equipment	(4,043)	875	(15,474)	766
Total operating expenses and costs	179,407	204,222	662,118	751,411

Operating loss	(38,090)	(37,692)	(64,062)	(36,765)

Interest expense	(4,904)	(4,136)	(17,458)	(13,240)
Non-operating income	3,954	567	11,232	8,459

Loss before income taxes	(39,040)	(41,261)	(70,288)	(41,546)
Income tax benefit	9,789	9,683	17,681	9,751

Net loss	$(29,251)	$(31,578)	$(52,607)	$(31,795)

Diluted loss per share	$(1.40)	$(1.45)	$(2.48)	$(1.45)

Average shares outstanding – Diluted	20,926	21,783	21,209	21,878

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Truckload Operations
Total miles (in thousands) (1)	40,675	42,243	163,767	178,640
Operating ratio (2)	146.2%	137.5%	118.4%	111.2%
Empty miles factor (1)	8.3%	9.7%	8.6%	9.2%
Revenue per total mile, before fuel surcharge(1)	$1.94	$2.10	$2.02	$2.10
Total loads	88,543	93,778	377,248	400,018
Revenue per truck per workday	$635	$720	$673	$723
Revenue per truck per week	$3,175	$3,600	$3,365	$3,615
Average company-driver trucks	1,559	1,754	1,593	1,822
Average owner operator trucks	490	510	502	467

Logistics Operations
Total revenue (in thousands)	$39,967	$44,403	$166,979	$207,020
Operating ratio	99.2%	98.3%	98.7%	94.9%

PAMT CORP and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
	2025	2024
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$35,234	$68,060
Trade accounts receivable, net	66,882	79,967
Other receivables	6,757	4,854
Inventories	2,332	2,433
Prepaid expenses and deposits	9,807	11,555
Marketable equity securities	48,488	42,620
Income taxes refundable	1,732	2,281
Total current assets	171,232	211,770

Property and equipment	792,391	836,490
Less: accumulated depreciation	275,554	309,272
Total property and equipment, net	516,837	527,218

Other non-current assets	9,843	2,666
Total assets	$697,912	$741,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,752	$31,198
Accrued expenses and other liabilities	41,078	14,569
Current portion of long-term debt	65,929	73,017
Total current liabilities	139,759	118,784

Long-term debt, net of current portion	267,940	252,565
Deferred income taxes	73,689	92,547
Other long-term liabilities	6,040	250
Total liabilities	487,428	464,146

STOCKHOLDERS’ EQUITY
Common stock	224	224
Additional paid-in capital	41,682	41,171
Treasury stock, at cost	(28,924)	(13,996)
Retained earnings	197,502	250,109
Total stockholders’ equity	210,484	277,508
Total liabilities and stockholders’ equity	$697,912	$741,654

PAMT CORP and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Measures (unaudited) Adjusted Operating Loss and Adjusted Operating Ratio

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(Dollars in thousands)		(Dollars in thousands)
GAAP Presentation
Total operating revenue	$141,317	$166,530	$598,056	$714,646
Total operating expenses	(179,407)	(204,222)	(662,118)	(751,411)
Operating loss	$(38,090)	$(37,692)	$(64,062)	$(36,765)
Operating ratio	127.0%	122.6%	110.7%	105.1%

Non-GAAP Presentation
Total operating revenue	$141,317	$166,530	$598,056	$714,646
Fuel surcharge	(18,227)	(19,495)	(71,511)	(85,631)
Revenue, excluding fuel surcharge	123,090	147,035	526,545	629,015

Total operating expenses	179,407	204,222	662,118	751,411
Less: fuel surcharge	(18,227)	(19,495)	(71,511)	(85,631)
Less: specific auto liability reserve increase	(26,500)	-	(26,500)	-
Less: impairment loss	-	(6,406)	-	(6,406)
Less: change in accounting estimates - depreciation charge	-	(24,691)	-	(24,691)
Adjusted operating expenses	134,680	153,630	564,107	634,683
Adjusted operating loss	$(11,590)	$(6,595)	$(37,562)	$(5,668)
Adjusted operating ratio	109.4%	104.5%	107.1%	100.9%

PAMT CORP and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Measures (unaudited) Reconciliation of Net Loss to Adjusted Net (Loss) Income

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)

Net loss (GAAP)	$(29,251)	$(31,578)	$(52,607)	$(31,795)

Adjustments:
Specific auto liability reserve increase	26,500	-	26,500	-
Impairment charge	-	6,406	-	6,406
Change in accounting estimates - depreciation charge	-	24,691	-	24,691

Tax benefit of adjustments (3)	(6,645)	(7,298)	(6,666)	(7,298)

Adjusted net loss (non-GAAP)	$(9,396)	$(7,779)	$(32,773)	$(7,996)

PAMT CORP and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Measures (unaudited) Reconciliation of Diluted (Loss) Earnings Per Share to Adjusted Diluted (Loss) Earnings Per Share

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Diluted loss per share (GAAP)	$(1.40)	$(1.45)	$(2.48)	$(1.45)

Adjustments:
Specific auto liability reserve increase	1.27	-	1.25	-
Impairment charge	-	0.29	-	0.29
Change in accounting estimates - depreciation charge	-	1.13	-	1.13

Tax benefit of adjustments (3)	(0.32)	(0.33)	(0.32)	(0.34)

Adjusted diluted loss per share (non-GAAP)	$(0.45)	$(0.36)	$(1.55)	$(0.37)

1)	Excludes miles driven by third party power only carriers.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We use revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

3)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.

FROM: PAMT CORP

P.O. BOX 188

Tontitown, AR 72770

Daniel C. Kleine

(479) 361-9111